Exhibit 24

POWER OF ATTORNEY

Each director of Pacifica Bancorp Inc. (the “Company”), whose signature appears below, hereby appoints Jeffery C. Low, Chairman, President and Chief Executive Officer, as his attorney to sign, in his name and behalf and in any and all capacities stated below, the Company’s consolidated Form 10-KSB and Annual Report (the “Annual Report”), and likewise to sign any and all amendments and other documents relating thereto, each such person hereby granting to such attorney power to act with or without the other and full power of substitution and revocation, and hereby ratifying all that such attorney or his substitute may do by virtue hereof.

This Power of Attorney has been signed by the following persons in the capacities indicated, on March 12, 2002.

Signature	Title

/s/ Jeffery C. Low
Jeffery C. Low	Chairman

/s/ Yi-Heng Lee
Yi-Heng Lee	Director

/s/ Mark P. Levy
Mark P. Levy	Director

/s/ Robert E. Peterson	r
Robert E. Peterson	Directo

/s/ George J. Pool
George J. Pool	Director

/s/ Lyle K. Snyder
Lyle K. Snyder	Director

/s/ Fannie Kuei-Fang Tsai
Fannie Kuei-Fang Tsai	Director

/s/ Mark W. Weber
Mark W. Weber	Director

/s/ Edwin R. Young
Edwin R. Young	Director